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                                                                   EXHIBIT 10(q)


           [Letterhead of Calbiochem-Novabiochem International, Inc.]



Robert A. Weinberg, Ph.D.                               March 26, 1996
25 Copley Street
Brookline, MA  02146

Dear Dr. Weinberg:

                  This letter confirms the agreement reached between the ONCOGENE RESEARCH PRODUCTS division of CALBIOCHEM-NOVABIOCHEM CORPORATION (hereinafter designated CNC) and you with regard to CNC's retention of you as a Scientific Advisor upon the terms and conditions set forth in this letter agreement on such projects and in such fields, defined as, the identification, development, manufacture and quality control of research products (the "Field") as the ONCOGENE RESEARCH PRODUCTS division of CNC may request.

(1) Your consulting services will be under the direction and supervision of Mr. Ben Matzilevich or his designee, and your responsibilities shall include:

         a.       advising and informing of developments within the field;

         b. assisting in solving research, development and other problems within the field;

         c. making suggestions and recommendations for new products and for improvements of existing products related to the field;

         d. advising and informing of potential new hire, scientific personnel;

         e. advising and informing concerning other scientific business ventures;

         f. presenting scientific lectures to third parties at CNC's request.

You agree that you will be available for consultation by correspondence or telephone calls and, when necessary, by meeting at mutually agreed times and locations. It is understood that your principal employment is with MIT, Whitehead Institute and that you will give preference to your principal employment in the event unavoidable scheduling conflicts arise.

(2) The terms of this agreement shall be from March 1, 1996 to December 31, 1996 but may be extended for additional 12 month periods by mutual agreement of CNC and you.
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(3)      In consideration of your services hereunder, CNC agrees to pay you a fee of $1,000 per month for consulting service provided. Consulting fees shall be payable after the end of the month in which the services to which they relate were performed.

(4) In addition to the compensation of your consulting services provided in Paragraph 3, CNC will reimburse you for travel and living expenses incurred by you at CNC's request, upon submission of a statement to CNC documenting the expenses incurred.

(5) In providing your consulting services to CNC, you may acquire from CNC confidential information with respect to business plans, strategies, finances, customers, materials, compounds, formulation processes, methods, devices, apparatus, preparations, results from ongoing investigations by others, results from negotiations with governmental agencies, and present and future plans of CNC. With respect to any confidential information which you acquire from CNC or develop as a result of providing consulting services to CNC, you agree that you will not divulge such information to any third party without CNC's prior written consent and that you will not use such information for any purpose not specifically agreed upon with CNC during the terms of this agreement and for a period of ten (10) years from the termination, for any reason, of this agreement, unless or until:

         a. the information shall be or become a matter of public knowledge in a single written publication through no fault of yours; or

         b. the information shall have in its entirety been known to you as shown by written records prior to its receipt from CNC; or

         c. the information shall be disclosed to you in its entirety by a third party having a legal right to disclose the information.

(6)      You agree that if, during the term of agreement and for a period of ten
         (10) years from the termination, for any reason, of this agreement, you wish to public scientific articles or papers concerning your own research work in the field the content of which is based on confidential information first received from CNC, you will submit such proposed articles and papers to CNC for its review and possible action to protect its patent rights at least three (3) months prior to your proposed publication or disclosure date. CNC will review promptly your proposed publications. If CNC can do so without compromising its present or potential patent rights, CNC will waive all or a portion of this three-month period. CNC further agrees to review


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         portions of proposed publications as you make such portions available, and to conduct its review for such portions in a manner comparable to its review of complete proposed publications.

It is understood and agreed that, to the extent you have any invention rights and subject to any rights of your present employer or the Government of the United States or any third party, any invention or discovery, whether or not patentable, which you conceive or make during the term of this agreement:

         (i) which is directly related to any questions or problem with respect to which CNC has utilized your services under this agreement, or

         (ii) which results from your knowledge of confidential information received from CNC,

shall be and remain the sole and exclusive property of CNC. You further agree that you will, upon request by CNC, and at their expense, promptly execute all applications, assignments or other instruments which CNC shall deem necessary in order to apply for and obtain Letters Patent in the United States and foreign countries on any such invention or discovery and in order to assign and convey to CNC the sole and exclusive right, title and interest in and to said invention or discovery and any patent application or patent based thereon. It is understood that CNC will bear the entire cost of preparing and filing any such applications in the United States Patent Office and in the patent offices of foreign countries.

(8) You agree that during the term of this agreement, you will not enter into any private consulting agreement with a third party within the Field. It is understood that this does not prevent you, as an employee of MIT, Whitehead Institute from undertaking research work within the field sponsored by not for profit research organizations.

(9) This agreement may be terminated at any time by either CNC or the Consultant upon thirty (30) days' prior written notice. In addition to the foregoing, CNC may, at its option, terminate this agreement at any time without prior notice in the event the Consultant for any reason is no longer affiliated with MIT, Whitehead Institute.

(10) You warrant that you are permitted to enter into this agreement and that the terms of this agreement are not inconsistent with your present employment or other contractual obligations.

(11) CNC hereby agrees to defend you and MIT, Whitehead Institute at its sole expense, and to indemnify and hold you and MIT, Whitehead Institute harmless from any claims or suits by a third party against you or MIT, Whitehead Institute or any

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         liabilities or judgments based hereon either arising directly from your consulting with CNC or arising from any CNC products which result from your consulting services.

(12) Your relationship with CNC shall be that of any independent contractor, and you will not be an employee of CNC for any purpose whatsoever.

If the foregoing is acceptable, please indicate your acceptance by signing both copies of this letter agreement and returning both signed copies to me. We will then send a fully executed agreement.

                                   Very truly yours,



                                   CALBIOCHEM-NOVABIOCHEM
                                   CORPORATION

                                   By   /s/ Stelios B. Papadopoulos
                                       -----------------------------------------
                                            Stelios B. Papadopoulos
                                            Chairman and CEO


                                   ACCEPTED AND AGREED TO

                                     /s/ Robert A. Weinberg
                                       -----------------------------------------
                                          Robert A. Weinberg, Ph.D.



                                   Date:     3/30/96

                                   SS # ###-##-####


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